Exhibit 10.22c

Memorandum
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SUBJECT: Merger Related, Special Incentive Plan for Operating Executives


I am pleased to advise you that you have been selected to participate in the Merger Related, Special Incentive Plan for Operating Executives ("Plan"). This program is available only to selected executives and senior managers who are in a position to impact significantly the successful integration of the Reynolds Metals Company can division into our Metal Beverage Operations, or to enhance and sustain the success of our other business units while the integration efforts proceed.

The terms of the Plan are as follows:

1. (a) Payment Contingent. Except as provided otherwise by paragraph 4 below, this Plan will pay you an amount of money determined in accordance with the provisions of paragraph 2 below, if (and only if) (i) the Company's Metal Beverage Container Operations exceeds the Threshold EBIT Goal or the Threshold Cash Flow Goal for a Performance Period (as such terms are defined in paragraphs 1(b) and 1(c) below), and (ii) you are continuously employed full time by the Company from the effective date of this Plan, October 1, 1998, until the close of such Performance Period in your current position or another position eligible for inclusion in this Plan. If the Company's Metal Beverage Container Operations exceeds the Threshold EBIT Goal or the Threshold Cash Flow Goal for none of the Performance Periods, or if you are not continuously employed full time by the Company as provided above from October 1, 1998, until the close of a Performance Period for which the Company's Metal Beverage Container Operations exceeds the Threshold EBIT Goal or the Threshold Cash Flow Goal, you will not be paid any amount of money pursuant to this Plan, unless paragraph 4 below expressly provides otherwise.

     (b) Performance Periods Defined.

     (i) The term "Performance Period" means the Fifteen Month Performance Period, the Twenty-Seven Month Performance Period, or the Thirty-Nine Month Performance Period as hereafter defined;

     (ii) The term "Fifteen Month Performance Period" means the period that begins on October 1, 1998, and that ends on December 31, 1999;

     (iii) The term "Twenty-Seven Month Performance Period" means the period that begins on October 1, 1998, and that ends on December 31, 2000; and

     (iv) The term "Thirty-Nine Month Performance Period" means the period that begins on October 1, 1998, and that ends on December 31, 2001.

     (c) Cumulative EBIT and Cash Flow Defined.

     (i) "Cumulative EBIT" means, with respect to any Performance Period, the cumulative earnings before interest and taxes of the Company's Metal Beverage Container Operations for such Performance Period (including, without limitation, expenses for this Plan and any other similar or dissimilar compensation arrangement). Such amount will exclude all interest and provisions for taxes based on income and without giving effect to any extraordinary gains or losses, or gains or losses from sales of assets other than inventory sold in the ordinary course of business, all as determined in accordance with generally accepted accounting principles and as included in the audited financial statements of the Company and its consolidated subsidiaries for such Performance Period; and

     (ii) "Cumulative Cash Flow" means, with respect to any Performance Period, Cumulative EBIT for such Performance Period as defined in paragraph 1(c)(i) above with the following additions and deductions: (a) add an amount equal to the cumulative charges for depreciation and amortization of the Company's Metal Beverage Container Operations for such Performance Period, (b) add an amount equal to the cumulative decreases in working capital of the Company's Metal Beverage Container Operations in such Performance Period, (c) deduct an amount equal to the cumulative capital expenditures (including cash rationalization costs) of the Company's Metal Beverage Container Operations for such Performance Period, and (d) deduct an amount equal to the cumulative increases in working capital of the Company's Metal Beverage Container Operations in such Performance Period, all as determined in accordance with generally accepted accounting principles and as included in the audited financial statements of the Company and its consolidated subsidiaries for such Performance Period. For purposes of
(b) and (d) above, any increase or decrease in working capital shall be measured from September 30, 1998 to the end of the Performance Period.

2. Special Incentive Plan Award Opportunity and Performance Goals

     (a) For the Thirty-Nine Month Performance Period your award opportunity ("Special Incentive Factor") is [__________] of your average annual base salary earned in calendar years 1999, 2000, and 2001. Actual awards (including interim awards) under this Plan may range from zero to 150% of your Special Incentive Factor and are based on achievement of performance goals for the Company's Metal Beverage Container Operations as outlined below:

Cumulative Performance Goals

               ------------------------------------------------------------------------------------------------------------------
                            15-Month                                27-Month                               39-Month
                           Performance                            Performance                             Performance
                          Period Ending                          Period Ending                           Period Ending
                        December 31, 1999                      December 31, 2000                       December 31, 2001
               ------------------------------------------------------------------------------------------------------------------
Performance
Measure        Threshold      Target      Maximum      Threshold       Target      Maximum      Threshold     Target     Maximum
---------------------------------------------------------------------------------------------------------------------------------
Cumulative
EBIT
               ------------------------------------------------------------------------------------------------------------------

Cumulative
Cash Flow
               ------------------------------------------------------------------------------------------------------------------

Depending upon actual cumulative performance for each of the Performance Periods above, interim awards may be made at the end of each Performance Period as follows:

Percentage of Special Incentive Factor Awarded Based on
Actual Cumulative Performance During Performance Periods

               ------------------------------------------------------------------------------------------------------------------
                            15-Month                                27-Month                               39-Month
                           Performance                            Performance                             Performance
                          Period Ending                          Period Ending                           Period Ending
                        December 31, 1999                      December 31, 2000                       December 31, 2001

                        Performance Level                      Performance Level                       Performance Level
               ------------------------------------------------------------------------------------------------------------------
Percent of
Special
Incentive
Factor
Awarded
               Threshold      Target      Maximum      Threshold       Target      Maximum      Threshold     Target     Maximum
---------------------------------------------------------------------------------------------------------------------------------


Based upon
  Cumulative
  EBIT
                zero to       13% to        19.5%        zero to      32.5%* to     48.75%*      zero to      65%* to     97.5%*
               ------------------------------------------------------------------------------------------------------------------

Based upon
  Cumulative
  Cash Flow     zero to        7% to        10.5%        zero to      17.5%* to     26.25%*      zero to      35%* to     52.5%*
               ------------------------------------------------------------------------------------------------------------------


*Minus awards, if any, previously made under this Special Incentive Plan.

For each Performance Period, if actual performance under each measure is greater than Threshold Performance, but is less than Target Performance, awards shall be calculated pursuant to the table above, determined on a straight line interpolation between Threshold Performance and Target Performance levels. For each Performance Period, if actual performance under each measure is greater than Target Performance, but is less than Maximum Performance, awards shall be calculated pursuant to the table above, determined on a straight line interpolation between Target Performance and Maximum Performance levels.

Payment of amounts earned under this Plan with respect to any Performance Period shall take place on or before March 15 of the calendar year next following the close of such Performance Period.

3. Payment Contingent on Continued Service with the Company. Except to the extent otherwise expressly provided by paragraph 4, in order to be eligible to receive an award under this Plan, you must be employed full time by of the Company from October 1, 1998, until the close of the Performance Period in respect of which the payment is to be made. If your full-time employment by of the Company terminates for any reason before the close of the Performance Period in respect of which a payment is to be made pursuant to any of the preceding paragraph, then, except to the extent otherwise expressly provided by paragraph 4 below, upon such termination of employment you shall relinquish any right to be paid any money that would otherwise thereafter be paid to you pursuant to this Plan in respect of such Performance Period.

4. Exception for Certain Terminations of Service during Performance Period. If, before the close of the Thirty-Nine Month Performance Period, you cease to be continuously employed full time by of the Company by reason of early or normal retirement, as defined in the Company's Pension Plan for Salaried Employees, or for any other reason (including, but not limited to, by reason of your being transferred to a position not eligible for inclusion in this Plan) except (a) cause, or (b) your voluntary termination of employment, then, the Company will pay you (or your Beneficiary, in the case of your death) the amount of money which would have been paid to you pursuant to paragraph 2 if your full-time employment and participation in the Plan had continued until the close of the Thirty-Nine Month Performance Period, multiplied by a fraction the numerator of which shall be the number of full months of continuous full-time employment that you actually served during the Thirty-Nine Month Performance Period, and the denominator of which shall be 39 months. Any money payable pursuant to the preceding sentence shall be paid at the same time, on the same terms, and subject to the same conditions that would have applied if your full-time employment and participation in the Plan had continued until the close of the Thirty-Nine Month Performance Period.

5. Withholding. All amounts of money that are payable pursuant to this Plan shall be subject to the withholding of such amounts as the Company may, in its sole discretion, determine are required to be withheld or collected under the laws or regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

6. Administration, Interpretation, and Construction. The terms and conditions of the Plan shall be administered, interpreted, and construed by the Human Resources Committee of the Board of Directors of the Company ("Human Resources Committee"), whose decisions shall be final, binding, and conclusive. Without limiting the generality of the foregoing, any determination as to whether or not your employment has been terminated for cause, or has been terminated voluntarily by you, or whether you have transferred to a position not eligible for participation, shall be made in the good faith but otherwise absolute discretion of the Human Resources Committee.

7. No Employment Rights. No provision of the Plan shall confer upon you any right to continue in the employ of the Company or any subsidiary of the Company, or shall in any way affect the right and power of the Company or any subsidiary of the Company to terminate your employment at any time for any reason or no reason, or shall impose upon the Company or any subsidiary of the Company, any liability not expressly provided for in the Plan if your employment is so terminated.

8. Rights Not Transferable. No rights under this Plan, contingent or otherwise, shall be assignable or transferable other than to a "Beneficiary" (as hereafter defined) upon your death, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy, or charge of any nature. Any attempt to transfer, assign, encumber, pledge, attach, levy upon, or charge any rights under the Plan, other than to a Beneficiary in the event of your death, shall be null, void, and of no force or effect and, in the event of any such attempt, the Human Resources Committee may terminate your participation in the Plan. For this purpose, a "Beneficiary" shall mean a person or entity (including a trust or estate), designated in writing by you on the attached form or similar document to whom amounts that would have otherwise been made to you shall pass in the event of your death. If no such person or entity has been so designated, or if no person or entity so designated is alive or in existence at the time any amount becomes payable pursuant to this Plan, your "Beneficiary" shall mean the legal representative of your estate.